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                                                                  Exhibit 10.11

                     [U.S. Energy Services, Inc. Letterhead]


February 6, 2001

Brian Manish
Great Plains Ethanol, LLC
P.O. Box 217
Lennox, SD  57039

Dear Mr. Manish:

The purpose of this letter is to set forth the understanding and agreement between U.S. Energy Services, Inc. (U.S. Energy) and Great Plains Ethanol, LLC (Great Plains Ethanol).

TERM: The initial term of this Agreement shall be from February 1, 2001 through January 31, 2002, and thereafter for successive one year terms unless and until terminated by either party with thirty (30) days notice.

U.S ENERGY SHALL:

1. Provide a detailed economic comparison of receiving natural gas transportation service from a Local Distribution Company (LDC), intrastate pipeline or an interstate pipeline for facility sites under consideration. U.S. Energy will provide GREAT PLAINS ETHANOL with preliminary engineering cost estimates, route drawings, and project timeline related to constructing pipeline facilities directly connecting GREAT PLAINS ETHANOL with an intrastate or interstate pipeline.

         In the event that the direct connect pipeline option is selected, U.S. Energy will submit the tap request to the pipeline or utility. Engineering and construction management services related to constructing to NNG can be provided by U.S. Energy's sister company U.S. Energy Engineering, Inc. on a fee basis.

2. Determine whether firm, interruptible, or a blend of transportation entitlement with NNG will provide the lowest burnertip cost for GREAT PLAINS ETHANOL. Factors that will be considered include pipeline credits for the new interconnect, cost of an alternate fuel system, and availability of specific receipt point capacity. Analysis of the costs and benefits will require U.S. Energy to negotiate as GREAT PLAINS ETHANOL's agent with NNG and other potential third party shippers.

3. Provide natural gas supply information to minimize the cost of natural gas purchased by GREAT PLAINS ETHANOL. This will include acquiring multiple supply quotes and reporting to GREAT PLAINS ETHANOL the various supply index and fixed prices. U.S. Energy will not take title to GREAT PLAINS ETHANOL gas supplies, but will communicate supply prices and potential buying strategies.

4. Negotiate directly with pipelines, utilities, other shippers, and suppliers to provide transportation, balancing, and supply agreements that meet GREAT PLAINS ETHANOL's performance criteria at the lowest possible cost.


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GREAT PLAINS ETHANOL
February 6, 2001
Page 2


5. Provide daily nominations to the pipeline, utility, other applicable shippers, and suppliers for GREAT PLAINS ETHANOL. This will include daily written confirmations to GREAT PLAINS ETHANOL of all nominations and actual daily usage. U.S. Energy will utilize customer or utility supplied telemetering to obtain actual usage on a real time basis.

6. Provide advisory services to GREAT PLAINS ETHANOL regarding electric pricing and service agreements. Such services will include, but are not limited to, the following:

                  a. Evaluation of regulatory and legislative precedent regarding electric supplier choice options.
                  b.       Identification of qualified electric suppliers.
                  c.       Evaluation of self-generation options.
                  d. Development and implementation of an electric sourcing strategic plan. Such plan may include a competitive bid process and/or installation of on-site generation.
                  e. Negotiation of electric service agreements that meet the pricing and reliability requirements of GREAT PLAINS ETHANOL.

7. U.S. Energy will also evaluate other options that may reduce energy costs. Such options include, but are not limited to joint projects with other energy users in the area.

8. Provide a monthly projection of energy (natural gas and electricity) and annual summaries.

9. Provide a consolidated monthly invoice that reflects all applicable costs. U.S. Energy will be responsible for reconciling and paying all shipper and supplier invoices.

FEES: U.S. Energy's fee for services described in items 1-9 during the initial term of this agreement shall be $1,950 per month, plus pre-approved travel expenses not to exceed $2,500 during the initial term of this agreement. The monthly retainer and out of pocket expenses will begin to accrue on the commencement date of this Agreement. GREAT PLAINS ETHANOL will not be invoiced until financing for the plant has been secured. In the event that plant financing is not secured, this Agreement shall become null and void and both parties will be relieved of professional and/or financial obligations due the other party.

TERMINATION: GREAT PLAINS ETHANOL shall have the unilateral right to terminate this Agreement, with or without cause, at any time during the initial term and any subsequent term of the Agreement with thirty (30) days written notification if not satisfied with U.S. Energy's service.

BILLING AND PAYMENT: On the first of the month, U.S. Energy shall invoice GREAT PLAINS ETHANOL. GREAT PLAINS ETHANOL shall pay U.S. Energy within ten (10) days of receipt of invoice.

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GREAT PLAINS ETHANOL
February 6, 2001
Page 3

INDEPENDENT CONTRACTOR: U.S. Energy shall be and remain an independent contractor-consultant during the term of this Agreement, and U.S. Energy, its directors, officers and employees, shall not act for, or bind GREAT PLAINS ETHANOL in any manner, unless specifically directed by GREAT PLAINS ETHANOL.

CONFIDENTIALITY: U.S. Energy shall not divulge to any other person or party any information developed by U.S. Energy hereunder or revealed to U.S. Energy pursuant to this Agreement, unless such information is (a) already in U.S. Energy's possession if such information is not known by U.S. Energy to be subject to another Confidentiality Agreement, or (b) is or becomes generally available to the public other than as a result of an unauthorized disclosure by U.S. Energy, its officers, employees, directors, agents or its advisors, or (c) becomes available to U.S. Energy on a non-confidential basis from a source which is not known to be prohibited from disclosing such information to U.S. Energy by legal, contractual or fiduciary obligation to the supplier, or (d) is required by U.S. Energy to be disclosed by court order, or (e) is permitted by GREAT PLAINS ETHANOL. All such information shall be and remain the property of GREAT PLAINS ETHANOL unless such information is subject to another Confidentiality Agreement, and upon the termination of this Agreement, U.S. Energy shall return all such information upon GREAT PLAINS ETHANOL' request.

CONFLICT OF INTEREST: U.S. Energy will not, directly or indirectly, engage in any activities which would result in any conflict of interest with GREAT PLAINS ETHANOL, or enable U.S. Energy to benefit from its relationship with GREAT PLAINS ETHANOL, except as provided in this Agreement or approved by GREAT PLAINS ETHANOL.

NOTICES: Any formal notice, request or demand which a party hereto may desire to give to the other respecting this Agreement shall be in writing and shall be considered as duly delivered as of the postmark date when mailed by ordinary, registered or certified mail by said party to the following addresses:


GREAT PLAINS ETHANOL:               Great Plains Ethanol
                                    C/O Brian Manish
                                    P.O. Box 217
                                    Lennox, SD 57039

U.S. Energy:                        U.S. Energy Services, Inc.
         (Payment)                  c/o US Bank SDS 12-1449
                                    Account #: 173100561153
                                    P.O. Box 86
                                    Minneapolis, MN 55486

         (Notices):                 U.S. Energy Services, Inc.
                                    4911 S. 118th At, Ste. D
                                    Omaha, NE 68137
                                    Attn:  Neal Shaw


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GREAT PLAINS ETHANOL
February 6, 2001
Page 4

ASSIGNMENT OR AMENDMENT: The Agreement may not be assigned or amended without the written consent of U.S. Energy and GREAT PLAINS ETHANOL.

APPLICABLE LAW: The Agreement shall be construed in accordance with the laws of the State of South Dakota.

ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement among the parties pertaining to the subject matter hereof and supersedes all prior Agreements and understanding pertaining hereto.

If the above correctly sets forth GREAT PLAINS ETHANOL's understanding of the Agreement, please so indicate in the spaces below and return one copy to U.S. Energy, Attention: Neal Shaw.


Sincerely,

/s/ Neal F. Shaw
------------------------------
Neal F. Shaw

U.S. ENERGY SERVICES, INC.


BY: /s/ W. G. BATHE
    --------------------------

TITLE: PRESIDENT
      ------------------------

ACCEPTED AND DATED TO THIS
DAY OF 2-16, 2001.

GREAT PLAINS ETHANOL

BY: /s/ DARRIN IHNEN
    --------------------------

TITLE:   PRES.
      ------------------------